Exhibit 10.4

September     , 2006

To:	Trina Solar Limited

Changzhou Trina Solar Energy Co., Ltd.

No. 2 Xin Yuan Yi Road

Electronics Park, New District

Changzhou, Jiangsu 213031

People’s Republic of China

Re: Tax Indemnification

Dear Sir/Madam,

We are writing you with respect to                      transfer of     % equity interests in Changzhou Trina Solar Energy Co., Ltd. (“Trina China”) to Trina Solar Limited (formerly known as Trina Solar Energy Holding Limited Co. (“Trina Solar”)) at the consideration of                      pursuant to an equity transfer agreement dated March 28, 2006 (the “Share Transfer”) between Trina Solar and             .

We understand you have concerns regarding that (i) the Share Transfer at                          may be subject to pricing re-assessment by the Chinese tax authority, (ii) as a result of such pricing reassessment,                          may be subject to income tax on capital gains from the Share Transfer under the laws of the People’s Republic of China (the “Income Tax”), and (iii) Trina Solar or Trina China may be subject to withholding obligations and liabilities with respect to such Income Tax that may be due to or imposed by any Chinese governmental agency or authority.

We hereby represent and confirm to you that                      will timely pay the Income Tax payable by itself (if any) with respect to the Share Transfer. We,              and             , hereby agree to indemnify, defend and hold harmless Trina Solar and Trina China to the fullest extent permitted by law from and against any and all claims, losses, damages, costs, expenses, fines, penalties or other liabilities (if any) resulting from or arising out of any such Income Tax or withholding obligations or liabilities with respect to any such Income Tax.

This letter shall be governed by and construed in accordance with the laws of the People’s Republic of China.

Sincerely,

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and Agreed to by:

Trina Solar Limited

By:
Name:
Title:

Changzhou Trina Solar Energy Co., Ltd.

By:
Name:
Title:

Schedule

No.	Date of Agreement	Transferor/Indemnifying Party	Percentage of Equity Interest Transferred	Consideration
1	September 15, 2006	Sino Super Investment Limited	18.96%	US$1.00
2	September 15, 2006	Sun Era Industries Limited	10.64%	US$1.00
3	September 15, 2006	Wai Tat (Hong Kong) Limited	18.96%	US$1.00